Exhibit 4.4(d)

AMENDMENT NO. 4 TO CREDIT AGREEMENT

AMENDMENT dated as of February 28, 2007 to the Credit Agreement dated as of December 17, 2003 (as heretofore amended, the “Credit Agreement”) among EQUISTAR CHEMICALS, LP, a Delaware limited partnership (the “Borrower”); its SUBSIDIARIES from time to time party thereto; the LENDERS from time to time party thereto; CITICORP USA, INC., as Administrative Agent (in such capacity, the “Administrative Agent”) and the other AGENTS party thereto.

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Amendment to Credit Agreement. Section 6.03(d) of the Credit Agreement is hereby amended to read as follows:

(d) Enter into a Securitization Transaction other than the Securitization Facility; provided that Equistar and its Subsidiaries may sell to (i) a Subsidiary which is a special purpose entity formed solely to facilitate a sale to a third party or (ii) any other Person which is not Equistar or a Subsidiary of Equistar accounts receivables which are elected to be excluded from the Securitization Facility as contemplated by the RSA Agreement, as amended, and subject to the limitations imposed thereby (“Excluded Receivables”), whether or not such sales constitute a Securitization Transaction (“Excluded Obligor Sales”); provided further that each Excluded Obligor Sale shall be made without recourse except to the extent that Equistar or its Subsidiaries are liable for the representations, warranties and covenants made in connection with such Excluded Obligor Sale.

SECTION 3. Consent to Amendment of Security Agreement. The Lenders hereby consent to an amendment to the Security Agreement whereby:

(a) The definition of “Transferred Receivables” in Section 1(c) of the Security Agreement is amended to read as follows:

“Transferred Receivables” means (i) any Receivables that have been sold, contributed or otherwise transferred to Equistar Receivables in connection with the Securitization Facility and (ii) any Excluded Receivables.

SECTION 4. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 3 of the Credit Agreement will be true in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Default will have occurred and be continuing on such date.

SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7. Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) when the Administrative Agent shall have received counterparts hereof signed by Lenders comprising the Required Lenders and the Borrowers’ Agent (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EQUISTAR CHEMICALS, LP

By:	/s/ Karen A. Twitchell
	Name:	Karen A. Twitchell
	Title:	Vice President and Treasurer

CITICORP USA, INC., as Administrative Agent

By:	/s/ David Jaffe
	Name:	David Jaffe
	Title:	Director/Vice President

Allied Irish Banks, p.l.c.

By:	/s/ Martin Chin
	Name:	Martin Chin
	Title:	Senior Vice President

By:	/s/ Eanna P. Mulkere
	Name:	Eanna P. Mulkere
	Title:	Assistant Vice President

Bank of America, N.A.

By:	/s/ Stephen King
	Name:	Stephen King
	Title:	Vice President

The Bank of New York

By:	/s/ Raymond J. Palmer
	Name:	Raymond J. Palmer
	Title:	Vice President

Calyon New York Branch

By:	/s/ Darrell Stanley
	Name:	Darrell Stanley
	Title:	Managing Director

By:	/s/ Michael Willis
	Name:	Michael Willis
	Title:	Director

Commerzbank AG, New York and Grand Cayman Branches

By:	/s/ Andrew Kjoller
	Name:	Andrew Kjoller
	Title:	Vice President

By:	/s/ Janet Lee
	Name:	Janet Lee
	Title:	Assistant Treasurer

The Bank of New York

By:	/s/ Raymond J. Palmer
	Name:	Raymond J. Palmer
	Title:	Vice President

Wachovia National Bank

By:	/s/ M. Galovic, Jr.
	Name:	M. Galovic, Jr.
	Title:	Director

CREDIT SUISSE, Cayman Islands Branch

By:	/s/ Thomas Cantello
	Name:	Thomas Cantello
	Title:	Director

By:	/s/ Shaheen Malik
	Name:	Shaheen Malik
	Title:	Associate

General Electric Capital Corporation

By:	/s/ Alison P. Trapp
	Name:	Alison P. Trapp
	Title:	Duly Authorized Signatory

GMAC COMMERCIAL FINANCE LLC

By:	/s/ Robert F. McIntyre
	Name:	Robert F. McIntyre
	Title:	Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Stacey Haimes
	Name:	Stacey Haimes
	Title:	Executive Director

LASALLE BUSINESS CREDIT, LLC

By:	/s/ Mitchell J. Tarvid
	Name:	Mitchell J. Tarvid
	Title:	First Vice President

MERRILL LYNCH CAPITAL, A Division of Merrill Lynch Business Financial Services Inc.

By:	/s/ James Betz
	Name:	James Betz
	Title:	VP

NATIONAL CITY BUSINESS CREDIT, INC. (f.k.a. National City Commercial Finance, Inc.)

By:	/s/ Jeffrey W. Swartz
	Name:	Jeffrey W. Swartz
	Title:	Vice President

Regions Bank

By:	/s/ Bruce Kasper
	Name:	Bruce Kasper
	Title:	Attorney in Fact

RZB Finance LLC

By:	/s/ John A. Valiska
	Name:	John A. Valiska
	Title:	First Vice President

RZB Finance LLC

By:	/s/ Dan Dobrjanskyj
	Name:	Dan Dobrjanskyj
	Title:	Vice President

SIEMENS FINANCIAL SERVICES INC.

By:	/s/ Mark Picillo
	Name:	Mark Picillo
	Title:	Vice President

UBS AG, STAMFORD BRANCH

By:	/s/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director

By:	/s/ David B. Julie
	Name:	David B. Julie
	Title:	Associate Director

UPS CAPITAL CORPORATION

By:	/s/ Frank LaMonaca
	Name:	Frank LaMonaca
	Title:	Credit Chief Officer

Webster Business Credit Corp

By:	/s/ Gordon Massave
	Name:	Gordon Massave
	Title:	AVP

WELLS FARGO FOOTHILL, LLC

By:	/s/ Patrick McCormack
	Name:	Patrick McCormack
	Title:	Vice President